Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts: Randy Guba, CFO Integrated Electrical Services, Inc. 713-860-1500

Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E / 713-529-6600
INTEGRATED ELECTRICAL SERVICES REPORTS
FISCAL 2009 SECOND QUARTER RESULTS
HOUSTON — May 18, 2009 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced financial results for its fiscal 2009 second quarter ended March 31, 2009.
     Revenues for the second quarter of fiscal 2009 were $167.3 million compared to revenues of $195.7 million for the second quarter of fiscal 2008. The Company reported adjusted income from operations of $1.0 million, excluding restructuring and other one-time charges of $2.2 million, in the second quarter of fiscal 2009. This compares to adjusted income from operations of $3.4 million, excluding restructuring charges of $2.1 million, in the second quarter of fiscal 2008. Please refer to the non-GAAP reconciliation table in the financial tables below for more information.
     Net loss from continuing operations including restructuring and other one-time charges was $1.2 million, or a loss of $0.08 per share, in the second quarter of fiscal 2009. For the second quarter of fiscal 2008, net income from continuing operations including restructuring charges was $226,000, or $0.02 per diluted share. The Company reported adjusted net income from continuing operations, excluding restructuring and other one-time charges, for the second quarter of fiscal 2009 of $176,000, or $0.01 per diluted share. This compares to adjusted net income from continuing operations, excluding restructuring charges, of $1.1 million, or a $0.07 per diluted share, for the second quarter of fiscal 2008.
     Gross profit margin for the second quarter of fiscal 2009 was 17.8 percent compared to 15.8 percent in the second quarter of fiscal 2008. Sales, general and administrative (“SG&A”) expenses including one-time charges were $29.2 million compared to $27.5 million in the second quarter of fiscal 2008. SG&A expenses excluding one-time charges were $26.7 million in the second quarter of 2009 compared to $30.6 million in the second quarter of 2008. SG&A expenses excluding one-time charges as a percentage of revenues were 16.0 percent in this year’s second quarter compared to 15.6 percent a year ago.
     Michael J. Caliel, IES’ President and Chief Executive Officer, stated, “We are still not satisfied with our performance as we continued to experience reduced consolidated revenues due to declines in activity at our Residential and Industrial business segments. The Residential slowdown has occurred in both single and multi-family housing, and market conditions in the Industrial segment continue to be difficult in light of the current economic environment. Yet despite national trends to the contrary, many of our Commercial business units experienced revenue increases in the second quarter as a result of our refined go-to-market strategy and our investment in sales resources. Furthermore, backlog in our Industrial segment rose considerably in the quarter, further highlighting progress toward our market based growth strategy.
     “While we are encouraged by the increase in our gross profit margin in the quarter, we remain focused on further reducing our cost structure to address the current market conditions. As part of our current restructuring phase, we continue to drive cost reductions and further consolidate operations within our three business segments; and, among other things, during the second quarter alone, we reduced our SG&A costs approximately 13 percent. In addition, the investments we have made in systems and organizational capabilities have produced savings and productivity gains; however, in the quarter these cost savings were partially offset by several one-time charges.
     “We are confident that we have the right strategy in place, with a cost reduction program that addresses the realities of the current market, and when combined with our new sales capabilities and refined go-to-market strategy, we believe this puts us on track to begin realizing tangible results from our efforts toward the end of this fiscal year.”
SECOND QUARTER SEGMENT DATA
     Revenues for the Commercial segment for the second quarter of fiscal 2009 were $115.1 million at a gross margin of 16.6 percent compared to revenues of $111.5 million at a gross margin of 14.3 percent for the second quarter of fiscal 2008. Revenues for the Industrial segment for the second quarter of fiscal 2009 were $18.3 million at a gross margin of 16.0 percent compared to revenues of $33.9 million at a gross margin of 14.3 percent in the second quarter a year ago. Revenues for the Residential segment for the second quarter of fiscal 2009 were $33.9 million at a gross margin of 22.8 percent compared to revenues of $50.3 million at a gross margin of 20.0 percent in the comparable period a year ago.

FISCAL 2009 YEAR TO DATE
     Revenues for the first six months of fiscal 2009 were $340.7 million compared to revenues of $392.8 million for the same period of fiscal 2008. Adjusted income from operations was $2.4 million, excluding restructuring and one-time charges of $3.0 million, in the first six months of fiscal 2009 compared to adjusted income from operations of $6.0 million, excluding restructuring charges, of $3.4 million, in the same period of fiscal 2008.
     Net loss from continuing operations was $1.3 million, or $0.09 loss per share, in the first six months of fiscal 2009, which includes restructuring and other one-time charges. Net loss from continuing operations for the first six months of fiscal 2008 was $694,000, or $0.05 loss per share, including restructuring and other one-time charges. Excluding restructuring and other one-time charges, adjusted net income from continuing operations for the first six months of fiscal 2009 was $592,000, or $0.04 per diluted share, compared to adjusted net income from continuing operations for the first six months of fiscal 2008 of $2.2 million, or $0.15 per diluted share. Please refer to the non-GAAP reconciliation table included in the financial tables below.
     Gross profit margin for the first six months of fiscal 2009 was 17.5 percent compared to 16.3 percent in the same period of fiscal 2008. SG&A expenses including one-time charges were $57.5 million compared to $57.9 million in the first six months of fiscal 2008. SG&A expenses excluding one-time charges were $56.0 million for the first six months of fiscal 2009 compared to $59.2 million in the first six months of last year. As a percentage of revenues, SG&A expenses excluding one-time charges were 16.4 percent in the first six months of fiscal 2009 compared to 15.1 percent in the first six months of fiscal 2008.
FISCAL 2009 SIX MONTH SEGMENT DATA
     Revenues for the Commercial segment for the first six months of fiscal 2009 were $217.1 million at a gross margin of 16.1 percent compared to revenues of $221.2 million at a gross margin of 14.6 percent for the same period of fiscal 2008. Revenues for the Industrial segment for the first six months of fiscal 2009 were $44.4 million at a gross margin of 14.5 percent compared to revenues of $66.0 million at a gross margin of 16.2 percent in the same period last year. Revenues for the Residential segment for the first six months of fiscal 2009 were $79.2 million at a gross margin of 22.7 percent compared to revenues of $105.6 million at a gross margin of 19.9 percent in the comparable period a year ago.

BACKLOG
     As of March 31, 2009, backlog was approximately $297 million compared to $337 million as of September 30, 2008 and to $382 million as of March 31, 2008. The Industrial segment experienced substantial improvement in backlog, while backlog in both the Commercial and Residential segments declined primarily due to competitive market dynamics, project deferrals and ongoing project selectivity.
     Backlog represents the dollar amount of revenues the Company expects to realize in the future as a result of performing work on multi-period projects that are under contract regardless of duration. Backlog is not a measure defined by generally accepted accounting principles, and the Company’s methodology for determining backlog may not be comparable to the methodology of other companies. The Company does not include single family housing or time and material work in backlog.
DEBT AND LIQUIDITY
     Total debt was $28.9 million as of March 31, 2009. As of the end of the second quarter of fiscal 2009, liquidity totaled $54.6 million, which is adequate to meet the Company’s operating needs. Additionally, subsequent to the close of the fiscal 2009 second quarter, the Company recovered $10.0 million in letters of credit.
ACCOUNTING ADJUSTMENT
     The Company concluded its review and reconciliation of certain financial information required in the Form 10-Q and determined that the accompanying financial statements for the second quarter of fiscal 2009 include the after-tax impact of approximately $1.1 million in non-cash charges that represent the correction of prior period accounting errors. Management determined that $0.5 million of the errors related to the year ending September 30, 2008, and $0.6 million related to the first quarter of 2009. These corrections are reflected in cost of sales and selling, general, and administrative expenses, which include $0.3 million and $0.8 million, respectively. Upon completion of its review, the Company evaluated the cumulative effect of all errors and concluded that these non-cash corrections are not material and that a restatement of previously issued financial statements is not necessary.
SHARE REPURCHASE
     The Company’s board of directors previously authorized the repurchase of up to one million shares of IES common stock in the open market or through privately negotiated transactions through December 2009 and has established a Rule 10b5-1 plan to facilitate this repurchase. As of March 31, 2009, the Company has repurchased a total of 886,360 shares of its common stock for $14.4 million at an average price of $16.24.
EBITDA RECONCILIATION
     The Company has disclosed in this press release EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA including restructuring expenses, each of which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are also measures that are used in determining compliance with the Company’s senior secured credit facility. Therefore, Management believes that EBITDA and Adjusted EBITDA provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from Company to Company, so IES’ computations may not be comparable to other companies. In addition, IES has certain assets established as part of applying fresh-start accounting that will be amortized in the future. A reconciliation of EBITDA and Adjusted EBITDA to net income is found in the table below. For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q, filed on February 9, 2009.
EBITDA, Adjusted EBITDA, Adjusted Operating Income, and Adjusted SG&A
(DOLLARS IN MILLIONS)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
Continuing Operations:
Net Income (Loss)	$(1.2)	$0.2	$(1.3)	$(0.7)
Interest Expense, net	1.0	1.5	1.8	4.6
Provision (Benefit) for Income Taxes	(0.9)	0.5	(0.9)	0.0
Depreciation and Amortization	2.6	2.4	4.4	4.6

EBITDA from Continuing Operations	$1.5	$4.6	$4.0	$8.5

Restructuring Expenses	$1.9	$2.1	$2.7	$3.4

Total Adjusted EBITDA from Continuing Operations*	$3.4	$6.7	$6.7	$11.9

*	Earnings before Interest, Taxes, Depreciation, Amortization, and Restructuring Expenses

Operating Income	$(1.2)	$1.3	$(0.6)	$2.6
Restructuring Expenses	1.9	2.1	2.7	3.4
Legal Settlements	0.3	—	0.3	—

Adjusted Operating Income	$1.0	$3.4	$2.4	$6.0

Selling, General, & Administrative Expenses — SG&A	$29.2	$27.5	$57.5	$57.9
Medical Accrual Correction	(1.3)	—	(1.3)	—
Target Incentives	—	1.6	—	—
Other Adjustments	(1.2)	1.5	(0.2)	1.3

Adjusted SG&A	$26.7	$30.6	$56.0	$59.2

CONFERENCE CALL
     Integrated Electrical Services has scheduled a conference call for Monday, May 18, 2009 at 9:30 a.m. Eastern time. To participate in the conference call, dial 480-629-9690 at least 10 minutes before the call begins and ask for the Integrated Electrical Services conference call. A brief slide presentation will accompany the call and can be viewed by accessing the web cast on the Company’s web site. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 25, 2009. To access the replay, dial (303) 590-3030 using a pass code of 4077397#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.
     Integrated Electrical Services, Inc. is a national provider of electrical and communications solutions to the commercial, industrial and residential markets. The Company offers system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.
     Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company’s ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder’s decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company’s work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.
     You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2008, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
     Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.
     General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$167,305	$195,659	$340,675	$392,779
Cost of services	137,517	164,822	281,227	328,907

Gross profit	29,788	30,837	59,448	63,872
Selling, general and administrative expenses	29,147	27,486	57,546	57,889
(Gain) loss on asset sales	(75)	(7)	(178)	(24)
Restructuring charges	1,908	2,098	2,702	3,393

Income from operations	(1,192)	1,260	(622)	2,614
Interest and other expense, net	925	581	1,600	3,283
Income (loss) from continuing operations before income taxes	(2,117)	679	(2,222)	(669)
Provision (benefit) for income taxes	(926)	453	(955)	25

Net income (loss) from continuing operations	(1,191)	226	(1,267)	(694)
Discontinued operations
Income (loss) from discontinued operations	(73)	(366)	(102)	(114)
Provision for (benefit from) income taxes	(30)	(179)	(44)	(50)

Net income (loss) from discontinued operations	(43)	(187)	(58)	(64)

Net income (loss)	$(1,234)	$39	$(1,325)	$(758)

Basic income (loss) per share:
Continuing operations	$(0.08)	$0.02	$(0.09)	$(0.05)
Discontinued operations	(0.01)	(0.02)	(0.00)	(0.00)

Total	$(0.09)	$0.00	$(0.09)	$(0.05)

Diluted income (loss) per share:
Continuing operations	$(0.08)	$0.02	$(0.09)	$(0.05)
Discontinued operations	(0.01)	(0.02)	(0.00)	(0.00)

Total	$(0.09)	$0.00	$(0.09)	$(0.05)

Non-GAAP Reconciliation Table
(DOLLARS IN THOUSANDS, EXCEPT PER SHAREDATA)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	March 31, 2009	March 31, 2008	March 31, 2009	March 31, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Unusual Items:
Restructuring costs	1,908	2,098	2,702	3,393
Legal Settlements	297	—	297	—
Debt refinancing prepayment penalties and fees	—	—	—	2,052
IES v Duquette	—	(740)		(740)

Total unusual items	2,205	1,358	2,999	4,705
Marginal tax effect	62%	62%	62%	62%

Total unusual items, net of tax	1,367	842	1,859	2,917
Net income (loss) from continuing operations	(1,191)	226	(1,267)	(694)

Adjusted net income from continuing operations:	176	1,068	592	2,223
Adjusted basic income (loss) per share:
Continuing operations	$0.01	$0.07	$0.04	$0.15
Discontinued operations	(0.01)	(0.02)	(0.00)	(0.00)

Total	$0.00	$0.05	$0.04	$0.15

Adjusted diluted income (loss) per share:
Continuing operations	$0.01	$0.07	$0.04	$0.15
Discontinued operations	(0.01)	(0.02)	(0.00)	(0.00)

Total	$0.00	$0.05	$0.04	$0.15

Shares used in the computation of earnings (loss) per share:
Basic	14,323	15,016	14,321	15,054
Diluted	14,323	15,022	14,321	15,054

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

Selected Balance Sheet Data:	March 31, 2009	December 31, 2008	March 31, 2008
Cash and Cash Equivalents	$51,569	$49,294	$31,867
Restricted Cash — Current	—	—	20,000
Working Capital (including cash and cash equivalents)	127,673	131,133	135,779
Goodwill	4,373	4,383	6,770
Total Assets	296,047	286,884	317,845
Total Debt	28,888	28,932	25,309
Total Stockholders’ Equity	142,685	143,592	152,033

Selected Cash Flow Data:

	Six Months Ended	Six Months Ended
	3/31/2009	3/31/2008
Cash used in operating activities	$(3,407)	$(8,005)
Cash used in investing activities	(4,075)	(5,425)
Cash used in financing activities	(5,658)	(24,379)
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